SLM Student Loan Trust 2002-4 Quarterly Servicing Report

Report Date: 2/28/2005      Reporting Period: 12/1/04-02/28/05

I.      Deal Parameters

	Student Loan Portfolio Characteristics		11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance	$745,679,812.12	$(63,766,337.47)	$681,913,474.65
	ii	Interest to be Capitalized	9,051,241.93		8,323,406.55

	iii	Total Pool	$754,731,054.05		$690,236,881.20

	iv	Specified Reserve Account Balance	1,886,827.64		1,725,592.20

	v	Total Adjusted Pool	$756,617,881.69		$691,962,473.40

B	i	Weighted Average Coupon (WAC)	3.339%		3.339%
	ii	Weighted Average Remaining Term	109.18		107.56
	iii	Number of Loans	246,786		230,612
	iv	Number of Borrowers	138,781		130,165
	v	Aggregate Outstanding Principal Balance — T-Bill	$156,406,993.38		$142,142,876.04
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$598,324,060.67		$548,094,005.16

						% of		% of
	Notes and Certificates			Spread	Balance 12/15/04	O/S Securities*	Balance 3/15/05	O/S Securities*

C	i	A-1 Notes	78442GDU7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GDV5	0.030%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GDW3	0.080%	238,164,881.69	31.478%	173,509,473.40	25.075%
	iv	A-4 Notes	78442GDX1	0.140%	472,480,000.00	62.446%	472,480,000.00	68.281%
	v	B Notes	78442GDY9	0.360%	45,973,000.00	6.076%	45,973,000.00	6.644%

	vi	Total Notes			$756,617,881.69	100.000%	$691,962,473.40	100.000%

	Reserve Account		12/15/2004	3/15/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,886,827.64	$1,725,592.20
	iv	Reserve Account Floor Balance ($)	$1,503,142.00	$1,503,142.00
	v	Current Reserve Acct Balance ($)	$1,886,827.64	$1,725,592.20

*Percentages may not total 100% due to rounding.

II. 2002-4     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$55,828,538.46
	ii	Principal Collections from Guarantor	10,856,462.13
	iii	Principal Reimbursements	27,739.80
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$66,712,740.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,402.27
	ii	Capitalized Interest	(2,983,805.19)

	iii	Total Non-Cash Principal Activity	$(2,946,402.92)

C	Total Student Loan Principal Activity		$63,766,337.47

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,735,021.68
	ii	Interest Claims Received from Guarantors	303,677.51
	iii	Collection Fees	68,315.51
	iv	Late Fee Reimbursements	201,098.38
	v	Interest Reimbursements	33,469.47
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,994,103.46
	viii	Subsidy Payments	938,374.86

	ix	Total Interest Collections	$6,274,060.87

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,016.45
	ii	Capitalized Interest	2,983,805.19

	iii	Total Non-Cash Interest Adjustments	$2,984,821.64

F	Total Student Loan Interest Activity		$9,258,882.51

G.	Non-Reimbursable Losses During Collection Period		$35,004.26

H.	Cumulative Non-Reimbursable Losses to Date		$1,080,718.61

III. 2002-4     Collection Account Activity 12/1/2004 through 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$22,493,281.04
	ii	Consolidation Principal Payments	44,191,719.55
	iii	Reimbursements by Seller	84.44
	iv	Borrower Benefits Reimbursed	9,547.87
	v	Reimbursements by Servicer	127.64
	vi	Re-purchased Principal	17,979.85

	vii	Total Principal Collections	$66,712,740.39

B	Interest Collections
	i	Interest Payments Received	$5,596,680.04
	ii	Consolidation Interest Payments	374,497.47
	iii	Reimbursements by Seller	53.66
	iv	Borrower Benefits Reimbursed	760.29
	v	Reimbursements by Servicer	32,027.71
	vi	Re-purchased Interest	627.81
	vii	Collection Fees/Returned Items	68,315.51
	viii	Late Fees	201,098.38

	ix	Total Interest Collections	$6,274,060.87

C	Other Reimbursements		$26,074.38

D	Trust Account Investment Income		$252,925.66

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$73,265,801.30
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,102,643.10)

F	AVAILABLE FUNDS		$72,163,158.20

G	Servicing Fees Due for Current Period		$528,078.35

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$548,078.35

IV. 2002-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School
Current	2.777%	2.777%	29,665	25,358	12.021%	10.996%	$97,448,050.46	$83,595,547.98	13.068%	12.259%

Grace
Current	2.776%	2.774%	4,973	5,822	2.015%	2.525%	$18,419,087.65	$18,853,489.01	2.470%	2.765%

TOTAL INTERIM	2.777%	2.776%	34,638	31,180	14.036%	13.521%	$115,867,138.11	$102,449,036.99	15.538%	15.024%
REPAYMENT
Active
Current	3.589%	3.600%	105,099	98,196	42.587%	42.581%	$313,200,160.21	$277,896,637.39	42.002%	40.752%
31-60 Days Delinquent	3.535%	3.532%	11,130	8,981	4.510%	3.894%	32,431,062.73	26,788,493.80	4.349%	3.928%
61-90 Days Delinquent	3.538%	3.495%	6,532	6,560	2.647%	2.845%	18,641,988.80	19,953,141.27	2.500%	2.926%
91-120 Days Delinquent	3.523%	3.506%	4,262	4,779	1.727%	2.072%	12,127,612.23	13,991,914.69	1.626%	2.052%
> 120 Days Delinquent	3.480%	3.485%	15,435	14,879	6.254%	6.452%	41,789,728.87	40,810,534.18	5.604%	5.985%

Deferment
Current	2.839%	2.838%	34,819	33,547	14.109%	14.547%	99,334,601.18	95,518,523.34	13.321%	14.007%

Forbearance
Current	3.503%	3.495%	31,878	30,262	12.917%	13.122%	104,385,098.64	98,992,597.06	13.999%	14.517%

TOTAL REPAYMENT	3.442%	3.438%	209,155	197,204	84.752%	85.513%	$621,910,252.66	$573,951,841.73	83.402%	84.168%
Claims in Process (1)	3.457%	3.492%	2,982	2,219	1.208%	0.962%	$7,886,606.39	$5,494,686.93	1.058%	0.806%
Aged Claims Rejected (2)	4.270%	4.165%	11	9	0.004%	0.004%	$15,814.96	$17,909.00	0.002%	0.003%
GRAND TOTAL	3.339%	3.339%	246,786	230,612	100.000%	100.000%	$745,679,812.12	$681,913,474.65	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*	Percentages may not total 100% due to rounding.

V.     2002-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.181%	128,443	$327,628,427.28	48.045%
- GSL — Unsubsidized	3.167%	80,650	247,183,267.26	36.248%
- PLUS Loans	4.185%	21,188	106,070,581.06	15.555%
- SLS Loans	5.360%	331	1,031,199.05	0.151%

- Total	3.339%	230,612	$681,913,474.65	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.319%	174,162	$554,878,644.99	81.371%
- Two Year	3.421%	44,382	99,586,557.01	14.604%
- Technical	3.452%	12,066	27,441,030.61	4.024%
- Other	3.370%	2	7,242.04	0.001%

- Total	3.339%	230,612	$681,913,474.65	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-4 Expected Interest Calculation

A Borrower Interest Accrued During Collection Period	$5,036,543.82
B Interest Subsidy Payments Accrued During Collection Period	805,174.45
C SAP Payments Accrued During Collection Period	2,397,848.13
D INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	252,925.66
E Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F Net Expected Interest Collections	$8,492,492.06

VII. 2002-4 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.000000000	—	0.00000%

B Class A-2 Interest Rate	0.000000000		0.00000%

C Class A-3 Interest Rate	0.006425000	(12/15/04 — 03/15/05)	2.57000%

D Class A-4 Interest Rate	0.006575000	(12/15/04 — 03/15/05)	2.63000%

E Class B Interest Rate	0.007125000	(12/15/04 — 03/15/05)	2.85000%

VIII. 2002-4 Input from Previous Quarterly Servicing Report 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$745,679,812.12
	ii	Interest To Be Capitalized	9,051,241.93

	iii	Total Pool	$754,731,054.05
	iv	Specified Reserve Account Balance	1,886,827.64

	v	Total Adjusted Pool	$756,617,881.69

B	Total Note and Certificate Factor		0.4937299
C	Total Note Balance		$756,617,881.69

D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000	0.0000000	0.8505889	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$0.00	$238,164,881.69	$472,480,000.00	$45,973,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,886,827.64
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX.     2002-4     Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F)		$72,163,158.20	$72,163,158.20

B	Primary Servicing Fees-Current Month		$528,078.35	$71,635,079.85

C	Administration Fee		$20,000.00	$71,615,079.85

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$71,615,079.85
	ii	Class A-2	$0.00	$71,615,079.85
	iii	Class A-3	$1,530,209.36	$70,084,870.49
	iv	Class A-4	$3,106,556.00	$66,978,314.49
	v	Class B	$327,557.63	$66,650,756.86

	vi	Total Noteholder's Interest Distribution	$4,964,322.99

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$66,650,756.86
	ii	Class A-2	$0.00	$66,650,756.86
	iii	Class A-3	$64,655,408.29	$1,995,348.57
	iv	Class A-4	$0.00	$1,995,348.57
	v	Class B	$0.00	$1,995,348.57

	vi	Total Noteholder's Principal Distribution	$64,655,408.29

F	Increase to the Specified Reserve Account Balance		$0.00	$1,995,348.57

G	Carryover Servicing Fees		$0.00	$1,995,348.57

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,995,348.57
	ii	Class A-2	$0.00	$1,995,348.57
	iii	Class A-3	$0.00	$1,995,348.57
	iv	Class A-4	$0.00	$1,995,348.57
	v	Class B	$0.00	$1,995,348.57

	vi	Total Noteholder's Interest Carryover	$0.00

I	Excess to Reserve Account		$1,995,348.57	$0.00

X. 2002-4     Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due			$0.00	$0.00	$1,530,209.36	$3,106,556.00	$327,557.63
	ii	Quarterly Interest Paid			0.00	0.00	$1,530,209.36	$3,106,556.00	327,557.63

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00
	vii	Quarterly Principal Due			$0.00	$0.00	$64,655,408.29	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	0.00	64,655,408.29	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$0.00	$66,185,617.65	$3,106,556.00	$327,557.63

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/05			$756,617,881.69
	ii	Adjusted Pool Balance 2/28/05			691,962,473.40

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$64,655,408.29

	iv	Adjusted Pool Balance 11/30/04			$756,617,881.69
	v	Adjusted Pool Balance 2/28/05			691,962,473.40

	vi	Current Principal Due (iv-v)			$64,655,408.29
	vii	Principal Shortfall from previous Collection Period			—
	viii	Principal Distribution Amount (vi + vii)			$64,655,408.29

	ix	Principal Distribution Amount Paid			$64,655,408.29

	x	Principal Shortfall (viii - ix)			$—

C		Total Principal Distribution			$64,655,408.29

D		Total Interest Distribution			4,964,322.99

E		Total Cash Distributions			$69,619,731.28

F	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GDU7	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000
	ii	A-2 Note Balance	78442GDV5	$—	$—
		A-2 Note Pool Factor		0.0000000	0.0000000
	iii	A-3 Note Balance	78442GDW3	$238,164,881.69	$173,509,473.40
		A-3 Note Pool Factor		0.8505889	0.6196767
	iv	A-4 Note Balance	78442GDX1	$472,480,000.00	$472,480,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000
	v	B Note Balance	78442GDY9	$45,973,000.00	$45,973,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,886,827.64
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,995,348.57

	iv	Total Reserve Account Balance Available			$3,882,176.21
	v	Required Reserve Account Balance			$1,725,592.20
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to Certificate holder			$2,156,584.01
	viii	Ending Reserve Account Balance			$1,725,592.20

XI.     2002-4     Historical Pool Information

				2004	2003	2002
			12/1/04-02/28/05	12/1/03-11/30/04	12/1/02-11/30/03	7/9/02-11/30/02
Beginning Student Loan Portfolio Balance			$745,679,812.12	$1,002,897,181.97	$1,318,637,823.20	$1,477,360,738.22

	Student Loan Principal Activity
	i	Regular Principal Collections	$55,828,538.46	$243,536,187.71	$237,012,225.38	$88,672,534.75
	ii	Principal Collections from Guarantor	10,856,462.13	$28,077,458.20	$29,991,801.22	$2,381,354.31
	iii	Principal Reimbursements	27,739.80	$209,494.26	$68,068,273.68	$84,625,489.83
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$66,712,740.39	$271,823,140.17	$335,072,300.28	$175,679,378.89
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,402.27	$505,267.22	$1,385,405.79	$730,538.49
	ii	Capitalized Interest	(2,983,805.19)	(15,111,037.54)	(20,717,064.84)	(17,687,002.36)

	iii	Total Non-Cash Principal Activity	$(2,946,402.92)	$(14,605,770.32)	$(19,331,659.05)	$(16,956,463.87)

(-)	Total Student Loan Principal Activity		$63,766,337.47	$257,217,369.85	$315,740,641.23	$158,722,915.02

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,735,021.68	$13,852,767.68	$18,845,257.73	$13,872,144.11
	ii	Interest Claims Received from Guarantors	303,677.51	$769,787.18	$1,070,568.53	$58,300.14
	iii	Collection Fees	68,315.51	$194,106.57	$127,204.35	$16,742.09
	iv	Late Fee Reimbursements	201,098.38	$801,811.37	$737,474.54	$356,986.94
	v	Interest Reimbursements	33,469.47	$47,850.11	$682,939.27	$1,499,123.21
	vi	Other System Adjustments	—	$—	$—	$—
	vii	Special Allowance Payments	1,994,103.46	$1,963,146.78	$587,042.32	$—
	viii	Subsidy Payments	938,374.86	7,126,487.68	13,418,923.63	2,559,624.10

	ix	Total Interest Collections	$6,274,060.87	$24,755,957.37	$35,469,410.37	$18,362,920.59

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,016.45	$(2,857.18)	$(780,786.96)	$(627,800.90)
	ii	Capitalized Interest	2,983,805.19	15,111,037.54	20,717,064.84	17,687,002.36

	iii	Total Non-Cash Interest Adjustments	$2,984,821.64	$15,108,180.36	$19,936,277.88	$17,059,201.46

	Total Student Loan Interest Activity		$9,258,882.51	$39,864,137.73	$55,405,688.25	$35,422,122.05

(=)	Ending Student Loan Portfolio Balance		$681,913,474.65	$745,679,812.12	$1,002,897,181.97	$1,318,637,823.20
(+)	Interest to be Capitalized		$8,323,406.55	$9,051,241.93	$14,429,260.20	$19,927,314.27

(=)	TOTAL POOL		$690,236,881.20	$754,731,054.05	$1,017,326,442.17	$1,338,565,137.47

(+)	Reserve Account Balance		$1,725,592.20	$1,886,827.64	$2,543,316.11	$3,346,412.84

(=)	Total Adjusted Pool		$691,962,473.40	$756,617,881.69	$1,019,869,758.28	$1,341,911,550.31

XII.     2002-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-02	$1,430,692,877	12.31%
Dec-02	$1,338,565,137	15.82%
Mar-03	$1,253,240,289	16.71%
Jun-03	$1,198,170,572	15.48%
Sep-03	$1,103,956,990	16.98%
Dec-03	$1,017,326,442	17.93%
Mar-04	$943,915,078	18.16%
Jun-04	$905,191,078	16.99%
Sep-04	$819,005,356	18.08%
Dec-04	$754,731,054	18.35%
Mar-05	$690,236,881	18.71%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data